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Exhibit (g)(2)

             AMENDMENT TO THE CUSTODY AGREEMENT BETWEEN WATERHOUSE INVESTORS FAMILY OF FUNDS, INC. AND THE BANK OF NEW YORK

         Amendment made as of December 10, 1997 to the Custody Agreement as of December 19, 1995 (the "Agreement") between Waterhouse Investors Family of Funds, Inc. (formerly "Waterhouse Investors Cash Management Fund, Inc." and hereinafter the "Fund") and The Bank of New York (hereinafter the "Bank").

                                  WITNESSETH:

WHEREAS, the Bank and the Fund desire to make an amendment to the Agreement;

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1. The definition of "Certificate" in Article I, Section 3 of the Agreement is hereby amended to read in its entirety as follows:

         "Certificate" shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to the Custodian which is actually received by the Custodian and signed on behalf of the Fund by any two Officers or other authorized signatories of the Fund, and the term Certificate shall also include instructions by the Fund to the Custodian communicated by a Terminal Link.

2. Except as specifically amended hereby, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be executed by their respective corporate Officers, thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first hereinabove written.

                                                WATERHOUSE INVESTORS FAMILY
                                                       OF FUNDS, INC.

[SEAL]                                          By:  /s/ Richard W. Ingram
                                                     ------------------------
Attest:

/s/ Karen Jacoppo-Wood

                                                THE BANK OF NEW YORK

[SEAL]                                          By:  /s/ Stephen E. Grunston
                                                     ------------------------
                                                     Vice President



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Attest:


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